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                                                                     EXHIBIT 5.1


            [LETTERHEAD OF NELSON MULLINS RILEY & SCARBOROUGH, LLP]


                               November 9, 1999

Board of Directors
The InterCept Group, Inc.
3150 Holcomb Bridge Road
Suite 200
Norcross, Georgia 30071

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:


     This firm has acted as counsel to The InterCept Group, Inc., a Georgia corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission on October 1, 1999, as amended (the "Registration Statement"), for resale of 638,014 shares of the Company's common stock, no par value per share (the "Shares"). The Shares were previously issued by the Company in connection with its acquisitions of Direct Access Interactive, Inc. on March 9, 1999 and L.E. Vickers & Associates, Inc. and Data Equipment Services, Inc. on May 28, 1999. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

         1.  A copy of the Registration Statement.

         2. An executed copy of the Acquisition and Merger Agreement dated March 9, 1999 by and among the Company, DAI Acquisition Corp., Direct Access Interactive, Inc., and the shareholders of Direct Access Interactive.

         3. An executed copy of the Acquisition and Merger Agreement dated May 28, 1999 by and between the Company, L.E. Vickers & Associates, Inc., Data Equipment Services, Inc., and the shareholders of L.E. Vickers & Associates, Inc. and Data Equipment Services, Inc.

         4. The Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of the Company as being complete, accurate and in effect as of the date hereof.
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         5.  The Amended and Restated Bylaws of the Company, as amended, as certified by the Secretary of the Company as being complete, accurate and in effect as of the date hereof.

         6. Resolutions of the Board of Directors of the Company adopted on March 9, 1999, May 27, 1999 and October 1, 1999, as certified by the Secretary of the Company as being complete, accurate and in effect as of the date hereof.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of public officials, governmental agencies and departments, and corporate officials. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Georgia Business Corporation Code. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable under the Georgia Business Corporation Code.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement with the Securities and Exchange Commission and should not be quoted in whole or in part or otherwise be referred to, or filed with or furnished to any other governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                            Very truly yours,


                            /s/ Nelson Mullins Riley & Scarborough, L.L.P.
                            ----------------------------------------------

                            NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.